As filed with the Securities and Exchange Commission on October 4, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    October 2, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5.    OTHER EVENTS.

On October 2, 2002, DSP Group, Inc. (the “Company”), Ceva, Inc., currently a wholly-owned subsidiary of the Company and to whom the Company will transfer its DSP cores licensing business (“Ceva”) and Parthus Technologies plc (“Parthus”) issued a joint press release announcing, among other things, that Parthus has applied to the Irish High Court for an order fixing the date for the hearing of Parthus’ petition to approve the scheme of arrangement relating to the combination of Parthus with Ceva and the Irish High Court has directed that the petition be heard on October 21, 2002 (the “Court Hearing”). The joint press release is attached and filed herewith as Exhibit 99.1 and is incorporated herein by reference. Also attached and filed herewith as Exhibit 99.2 and incorporated herein by reference is the notice of the Court Hearing to be placed in the Wall Street Journal, the Financial Times, the Irish Times and Iris Oifigiul (an Irish Government official publications journal).

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

c.  Exhibits

Exhibit No.	Description

99.1	Joint Press Release of DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc, dated October 2, 2002.

99.2	Notice of the Court Hearing to be placed in the Wall Street Journal, the Financial Times, the Irish Times and Iris Oifigiul.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

By:	/s/ MOSHE ZELNIK
Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary

Date:    October 4, 2002

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